Exhibit 99.B(h)(2)(x)

Schedule A

(to Amended and Restated Administration and Shareholder Services Agreement

dated March 25, 2015)

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	A, B, C, R, Advisor	0.15%
Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Core Income	A, C, Advisor	0.30%
	I, P	0.15%
Pacific FundsSM Floating Rate Income	A, C, Advisor	0.30%
	I, P	0.15%
Pacific FundsSM High Income	A, C, Advisor	0.30%
	I, P	0.15%
Pacific FundsSM Short Duration Income	A, C, Advisor, T	0.30%
	I	0.15%
Pacific FundsSM Strategic Income	A, C, Advisor	0.30%
	I	0.15%
Pacific FundsSM Limited Duration High Income	A, C, Advisor	0.30%
	I	0.15%
Pacific FundsSM Large-Cap	A, C, Advisor, Investor	0.30%
	S, P	0.15%
Pacific FundsSM Large-Cap Value	A, C, Advisor, Investor	0.30%
	S, P	0.15%
Pacific FundsSM Small/Mid-Cap	A, C, Advisor, Investor	0.30%
	S, P	0.15%

Pacific FundsSM Small-Cap	A, C, Advisor, Investor	0.30%
	S, P	0.15%
Pacific FundsSM Small-Cap Value	A, C, Advisor, Investor	0.30%
	S, P	0.15%
Pacific FundsSM Small-Cap Growth	A, C, Advisor, Investor	0.30%
	S, P	0.15%
PF Inflation Managed Fund	P	0.15%
PF Managed Bond Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Emerging Markets Debt Fund	P	0.15%
PF Comstock Fund	P	0.15%
PF Developing Growth Fund (formerly named PF Small-Cap Growth Fund)	P	0.15%
PF Growth Fund	P	0.15%
PF Large-Cap Growth Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF Main Street® Core Fund	P	0.15%
PF Mid-Cap Equity Fund	P	0.15%
PF Mid-Cap Growth Fund	P	0.15%
PF Mid-Cap Value Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Emerging Markets Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%
PF Currency Strategies Fund	P	0.15%
PF Global Absolute Return Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%

PF Equity Long/Short Fund	P	0.15%
PF Multi-Asset Fund	P	0.15%
PF Multi-Fixed Income Fund	P	0.15%

Effective:  January 31, 2018

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa		By:	/s/ Laurene E. MacElwee
	Name:	Howard T. Hirakawa		Name:	Laurene E. MacElwee
	Title:	Senior Vice President		Title:	VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa		By:	/s/ Laurene E. MacElwee
	Name:	Howard T. Hirakawa		Name:	Laurene E. MacElwee
	Title:	Senior Vice President		Title:	VP & Assistant Secretary